Exhibit 99.1

Worksport™ & Atlis Motor Vehicles form Collaborative Partnership

TORONTO – Sept. 22, 2020 — Worksport Ltd (OTCQB: WKSP) (or the “Company”) has entered into an agreement with Atlis Motor Vehicles, Mesa, Ariz., aimed at configuring the TerraVis™ solar charging system as an OE accessory for the highly anticipated, technologically advanced Atlis XT electric pickup truck. Atlis and Worksport will begin working together immediately to integrate their engineering and design departments. They will uniquely configure the TerraVis’™ Solar Truck Bed Power System to provide the Atlis XT Truck with a meaningful source of recharge power from its integrated Solar Panels.

This is the second recent agreement that Worksport has struck with a U.S. based EV Truck manufacturer to become its OEM partner and create a customized TerraVis’™ solar panel tonneau cover for the company’s forthcoming all-electric pick up truck.

The aggressively priced Atlis XT truck comprises many market-leading features including 15-minute charge time, 500-mile range, and 35,000lb towing capacity with an estimated million mile working life.

“This new collaboration agreement with a market-leading manufacturer continues to prove out our business model and demonstrate our bright future and large upside,” said Worksport CEO Steven Rossi. “It follows closely on our previous announcement to be the OEM partner for a customized solar truck bed power system.”

Worksport recently made the first public disclosure of details about TerraVis™ , the very first advanced folding truck bed tonneau cover system to be a fusion of cutting edge solar power, storage, and delivery. The platform takes advantage of a standard pick-up truck’s practical capabilities, while also utilizing the power of more sustainable and renewable energy. Proprietary, high efficiency solar panels built into the rugged tonneau cover—the likes of which Worksport™ has become widely known for—will collect the sun’s rays and store energy in multiple battery banks.

In addition to Atlis, Worksport has been fielding a number of inquiries from other manufacturers, the media and investment community as well as business interest from organizations in Holland, Germany, Australia, Spain, multiple U.S. and Canadian companies.

“TerraVis’™ Solar Truck Bed Power System introduction not only has rewarded the hard work in developing a technological breakthrough, but it is also transforming the company’s future almost immediately,” Rossi said. “It is a real and meaningful game-changer. However, we wish to assure customers and investors that Worksport will continue to focus on growth as the lead innovator and manufacturer in the Global Automotive Market for tonneau covers for electric and conventional light trucks.”

As it did with its open investor Q&A September 21, the Company will continue to update shareholders, supporters, and investors to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

Any interested investors or shareholders are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram as well as sign up for the company’s newsletters on both www.worksport.com and www.goterravis.com, to stay up to date on all of the latest news.

About Worksport Ltd.

Worksport Ltd., an innovative manufacturer of high quality, functional, and aggressively priced tonneau/truck bed covers for light trucks like the F150, Sierra, Silverado, Canyon, RAM, and Ford F-Series. For more information please visit www.worksport.com. Currently listed on the OTCQB Market under the trading symbol “WKSP.”

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For further information please contact:

Mr. Steven Rossi
CEO & Director

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Worksport, Ltd

T: 1-888-554-8789
E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Worksport, Ltd. operations or to the environment in which it operates, which are based on Franchise Holdings International Inc. operations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Worksport, Ltd’s ‘s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Worksport, Ltd. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.